Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firms” in the Statement of Additional Information and to the incorporation by reference of our reports dated November 19, 2010 with respect to the financial statements and financial highlights of RiverSource Balanced Fund and RiverSource Strategic Income Allocation Fund included in the Annual Reports for the year ended September 30, 2010 incorporated by reference into the Registration Statement (Form N-14) as filed with the Securities and Exchange Commission.

Minneapolis, Minnesota

December 27, 2010